Exhibit 10.3

COLDWATER CREEK INC.
AMENDED AND RESTATED
STOCK OPTION/STOCK ISSUANCE PLAN

(As Amended and Restated March 25, 2011)

ARTICLE ONE
GENERAL

I.              PURPOSE OF THE PLAN

This Amended and Restated Stock Option/Stock Issuance Plan (the “Plan”) is intended to promote the interests of Coldwater Creek Inc., a Delaware corporation (the “Corporation”), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations). The Plan amends and restates in its entirety the Coldwater Creek Inc. Amended and Restated Stock Option/Stock Issuance Plan, as amended and restated March 25, 2005, effective as of the date set forth in, and subject to the provisions of, Article Five, Section IV.

II.            DEFINITIONS

A.            For purposes of the Plan, the following definitions shall be in effect:

“Award” means a grant of an Option, Restricted Stock, Stock Unit, Unrestricted Stock, or Stock Appreciation Right under the Plan.

“Award Agreement” means the agreement between the Corporation and an Optionee or the Participant evidencing the grant of an Award under the Plan.

“Board” means the Corporation’s Board of Directors.

“Change in Control” means a change in ownership or control of the Corporation effected through either of the following transactions or events:

(i)            any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the total voting power represented by the Corporation’s then outstanding voting securities, other than in connection with a merger or consolidation that would not constitute a Corporate Transaction under clause (i) of the definition thereof ; or

(ii)           a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means shares of the Corporation’s common stock.

“Corporate Transaction” means either of the following stockholder-approved transactions to which the Corporation is a party:

(i)            a merger or consolidation involving the Corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent directly or indirectly (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

(ii)           the approval by the stockholders of the Corporation of a plan of complete liquidation or dissolution of the Corporation or the closing of a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition to a subsidiary of the Corporation or to an entity, the voting securities of which are owned by the stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation’s voting securities immediately prior to such sale or disposition.

“Disability” means the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Employee” means an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

“Exercise Date” means the date on which the Corporation shall have received written notice of the option or SAR exercise.

“Fair Market Value” means the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

• If the Common Stock is traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the The NASDAQ Stock l Market. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

• If the Common Stock is at the time listed or admitted to trading on any other national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

• If the Common Stock is on the date in question neither listed nor admitted to trading on any national securities exchange, then the Fair Market Value of the Common Stock on such date shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

“Incentive Option” means a stock option which satisfies the requirements of Code Section 422.

“Involuntary Termination” means the termination of any individual’s Service which occurs by reason of:

(i)            such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii)           such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

“Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any parent or subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any parent or subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any parent or subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any parent or subsidiary).

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Non-Statutory Option” means a stock option not intended to meet the requirements of Code Section 422.

“Optionee” means a person to whom an option is granted under the Discretionary Option/SAR Grant Program.

“Participant” means a person who is granted a SAR under the Discretionary Option/SAR Grant Program or who is granted an Award under the Stock Issuance Program.

“Plan Administrator” means either the Board, the Primary Committee or a Secondary Committee, to the extent such entity is at the time responsible for the administration of the Plan in accordance with Section IV of Article One.

“Primary Committee” means a committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan with respect to Section 16 Insiders.

“Restricted Stock” means shares of Common Stock, awarded to a Participant pursuant to the Stock Issuance Program, that are subject to restrictions and to a risk of forfeiture.

“Secondary Committee” means a committee of one or more Board members appointed by the Board to administer the Discretionary Option/SAR Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

“Section 16 Insiders” means Optionees or Participants who are subject to the reporting and other requirements of Section 16 of the 1934 Act.

“Service” means the performance of services on a periodic basis for the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or Award Agreement.

“Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to the Discretionary Stock/SAR Program.

“Stock Unit” means a unit awarded to a Participant pursuant to the Stock Issuance Program, which represents a right to receive a share of Common Stock in the future, and which may be subject to restrictions and to a risk of forfeiture.

“10% Stockholder” means the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation.

“Unrestricted Stock” means shares of Common Stock, awarded to a Participant pursuant to the Stock Issuance Program, that are not subject to a risk of forfeiture.

B.            The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.           STRUCTURE OF THE PLAN

A.            Stock Programs.    The Plan shall be divided into two separate components: the Discretionary Option/SAR Grant Program specified in Article Two and the Stock Issuance Program specified in Article Three. The Automatic Option Grant Program under Article Four was terminated immediately prior to the 2005 annual meeting of the Corporation’s stockholders. Under the Discretionary Option/SAR Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options or SARs in accordance with the provisions of Article Two. Under the Stock Issuance Program, eligible individuals may, at the discretion of the Plan Administrator, be granted Restricted Stock, Stock Units and/or Unrestricted Stock in accordance with the provisions of Article Three.

B.            General Provisions.    Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option/SAR Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

IV.           ADMINISTRATION OF THE PLAN

A.            The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option/SAR Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option/SAR Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

B.            Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C.            Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option/SAR Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding

Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option/SAR Grant and Stock Issuance Programs under its jurisdiction or any grant of an Award thereunder.

V.            ELIGIBILITY

A.            The persons eligible to participate in the Discretionary Option/SAR Grant Program under Article Two and the Stock Issuance Program under Article Three shall be limited to the following:

1.             officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

2.             non-employee members of the Board; and

3.             those consultants or other independent advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

B.            A Board member shall not vote as a member of the Board or a member of a committee concerning any award, or amendment of any award, to such Board member pursuant to the Discretionary Option/SAR Grant Program or the Stock Issuance Program, other than an award or amendment that applies uniformly to all non-employee Board members and shall absent himself or herself from the discussion of any such award.

C.            The Plan Administrator shall have full authority to determine, (i) with respect to the options or SARs granted under the Discretionary Option/SAR Grant Program, which eligible individuals are to receive Awards, the time or times when such Awards are to be granted, the number of shares to be covered by each such Award, in the case of an option grant the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted Award is to become exercisable and the maximum term for which the Award may remain outstanding, and (ii) with respect to the grant of other Awards under the Stock Issuance Program, the type of Award, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares and the consideration for which such shares are to be issued.

VI.           STOCK SUBJECT TO THE PLAN

A.            The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 20,338,401 shares, which number of authorized shares consists of (i) 16,838,401 shares reserved under the Plan immediately prior to the approval by the Board in March 2011 of the amendment and restatement of the Plan and (ii) 3,500,000 additional shares as authorized by the Board in March 2011 and subject to approval by the stockholders.   No more than 20,338,401 shares of Common Stock may be delivered in the aggregate pursuant to the exercise of Incentive Options granted under the Plan plus, to the extent allowable under Section

422 of the Code and the Treasury Regulations promulgated thereunder, any shares that become available for issuance under the Plan pursuant to subsection C below.

B.            In no event shall the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options or any other Awards exceed 375,000 shares in the aggregate per calendar year.

C.            Should one or more outstanding options or SARs under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option or SAR not so exercised shall be available for subsequent option grants or other Awards under the Plan. Restricted Stock or Stock Units issued under the Plan and subsequently cancelled or forfeited shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or other Award grants under the Plan. Should the exercise price of an outstanding option or other Award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the exercise price or withholding taxes incurred in connection with the exercise of an outstanding option or other Award under the Plan or the vesting or delivery of shares under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option or other Award is exercised or which vest or are delivered, and not by the net number of shares of Common Stock actually issued to the holder of such option or other Award.

D.            Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, including as Incentive Options, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options or other Awards in the aggregate per calendar year, and (iii) the number and/or class of securities and price per share in effect under each option or other Award outstanding under the Plan. Such adjustments to the outstanding options or Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO
DISCRETIONARY OPTION/SAR GRANT PROGRAM

I.              TERMS AND CONDITIONS OF OPTIONS AND SARS

Options and SARs granted pursuant to the Discretionary Option/SAR Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, in the case of options be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted SARs or Non-Statutory Options. Each granted option or SAR shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

A.            Exercise Price.

1.             The exercise price per share of Common Stock subject to a SAR or Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

2.             In the case of an option, the exercise price shall become immediately due upon exercise of the option and shall be payable as follows:

(i)            in cash or check made payable to the Corporation;

(ii)           in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

(iii)          to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a brokerage firm acceptable to the Corporation to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction (provided that the Corporation shall have the right to use the book entry method of share recordation in lieu of issuing share certificates; or

(iv)          to the extent permitted by the Plan Administrator, any other method that is consistent with applicable laws, regulations and rules.

3.             Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date of an option.

4.             A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the exercise price of the SAR, payable in the form of Common Stock or cash, as determined by the Plan Administrator. The Participant is not required to pay the exercise price to exercise a SAR.

B.            Term and Exercise of Options and SARs.    Each option or SAR granted under this Discretionary Option/SAR Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option or SAR, however, shall have a maximum term in excess of ten (10) years from the grant date.

During the lifetime of the Optionee, Incentive Options and SARs shall be exercisable only by the Optionee or Participant and shall not be assignable or transferable by the Optionee or Participant other than by will or by the laws of descent and distribution following the Optionee’s or Participant’s death. However, a Non-Statutory Option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

C.            Termination of Service.

1.             Except to the extent otherwise provided pursuant to subsection C.2 below, the following provisions shall govern the exercise period applicable to any options or SARs held by the Optionee or Participant at the time of cessation of Service or death:

(i)            Should the Optionee or Participant cease to remain in Service for any reason other than death, Disability or Misconduct, then the period during which each outstanding option and SAR held by such Optionee or Participant is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

(ii)           Should such Service terminate by reason of Disability, then the period during which each outstanding option and SAR held by the Optionee or Participant is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

(iii)          Should the Optionee or Participant die while holding one or more outstanding options or SARs, then the period during which each such option or SAR is to remain exercisable shall be limited to the twelve (12)-month period following the date of the Optionee’s or Participant’s death. During such limited period, the option or SAR may be exercised by the personal representative of the Optionee’s or Participant’s estate or by the person or persons to whom the option or SAR is transferred pursuant to the Optionee’s or Participant’s will or in accordance with the laws of descent and distribution.

(iv)          Should the Optionee’s or Participant’s Service be terminated for Misconduct, then all outstanding options and SARs held by the Optionee or Participant shall terminate immediately and cease to be outstanding.

(v)           Under no circumstances, however, shall any such option or SAR be exercisable after the specified expiration date of the option or SAR term.

(vi)          During the applicable post-Service exercise period, the option or SAR may not be exercised in the aggregate for more than the number of vested shares for which the option or SAR is exercisable on the date of the Optionee’s or Participant’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option or SAR term, the option or SAR shall terminate and cease to be exercisable for any vested shares for which the option or SAR has not been exercised. However, the option or SAR shall, immediately upon the Optionee’s or Participant’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any option or SAR shares for which the option or SAR is not at that time exercisable or in which the Optionee or Participant is not otherwise at that time vested.

(vii)         In the event of an Involuntary Termination following a Corporate Transaction or a Change in Control, the provisions of Section III of this Article Two shall govern the period for which the outstanding options and SARs are to remain exercisable following the Optionee’s or Participant’s cessation of Service and shall supersede any provisions to the contrary in this Section.

2.             The Plan Administrator shall have complete discretion, exercisable either at the time the option or SAR is granted or at any time while the option or SAR remains outstanding,

• to extend the period of time for which the option or SAR is to remain exercisable following the Optionee’s or Participant’s cessation of Service or death from the limited period in effect under subsection C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, that in no event shall such option or SAR be exercisable after the specified expiration date of the option or SAR term; and/or

• to permit one or more options or SARs held by the Optionee or Participant under this Article Two to be exercised, during the limited post-Service exercise period applicable under this subsection C., not only with respect to the number of vested shares of Common Stock for which each such option or SAR is exercisable at the time of the Optionee’s or Participant’s cessation of Service but also with respect to one or more subsequent installments in which the Optionee or Participant would otherwise have vested had such cessation of Service not occurred.

D.            Stockholder Rights.    An Optionee or Participant shall have no stockholder rights with respect to any shares covered by the option or SAR until such individual shall have exercised the option or SAR, paid the exercise price in the case of an option and become the holder of record of the purchased shares.

II.            INCENTIVE OPTIONS

Incentive Options may only be granted to individuals who are Employees, and the terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Except as modified by the provisions of this Section II, all provisions of Articles One, Two and Five shall be applicable to Incentive Options. Any Options specifically designated as Non-Statutory shall not be subject to the terms and conditions specified below.

A.                                   Dollar Limitation.    The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-Statutory Option under the Federal tax laws.

B.                                     10% Stockholder.    If any individual to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred-ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

III.           CORPORATE TRANSACTION/CHANGE IN CONTROL

A.                                   In the event of any Corporate Transaction, each outstanding option and SAR shall automatically accelerate so that each such option and SAR shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and SAR, and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option or SAR shall not so accelerate if and to the extent: (i) such option or SAR is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option or SAR to relating to shares of the capital stock of the successor corporation (or parent thereof), (ii) such option or SAR is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option or SAR shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or SAR (but only to the extent such program would not result in the imposition of additional tax under section 409A of the Code) or (iii) the acceleration of such option or SAR is subject to other limitations imposed by the Plan Administrator at the time of the option or SAR grant. The determination of option and SAR comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B.                                     Immediately following the consummation of the Corporate Transaction, all outstanding options and SARs shall terminate and cease to be outstanding, except to the extent exercised or assumed or replaced by the successor corporation (or parent thereof).

C.                                     Each option or SAR which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee or Participant in consummation of such Corporate Transaction had the option or SAR been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price under each outstanding option or SAR, provided the aggregate exercise price for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance under the remaining term of the Plan, including as Incentive Options, and (iii) the maximum number and/or class of securities for which any one person may be granted stock options or SARs and other Awards under the Plan per calendar year.

D.                                    The Plan Administrator shall have full power and authority in its discretion to grant options or SARs under the Discretionary Option/SAR Grant Program which will automatically accelerate in the event the Optionee’s or Participant’s Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of (a) any Change in Control or (b) any Corporate Transaction in which those options or SARs are assumed or replaced (including with a deferred cash incentive) and do not otherwise accelerate. Any options or SARs so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option or SAR term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. Notwithstanding the foregoing, the Plan Administrator may provide in the Award Agreements for different provisions to apply to an Award in place of those described in this Section III of Article Two.

E.                                      The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

F.                                      The outstanding options and SARs shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE
STOCK ISSUANCE PROGRAM

I.              TERMS AND CONDITIONS OF AWARDS OTHER THAN OPTIONS AND SARS

In addition to options and SARs, awards of Restricted Stock, Stock Units and Unrestricted Stock may be granted under the Plan. The terms of such Awards shall be set forth in the applicable Award Agreement approved by the Plan Administrator, and shall be consistent with the following conditions:

A.                                   Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance: (i) cash or check made payable to the Corporation, or (ii)  services rendered to the Corporation (or any Parent or Subsidiary).

B.                                     Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. In the case of Stock Units, delivery of shares may be made at the time of vesting, or at such later date as is specified by the Plan Administrator. The elements of the vesting schedule applicable to any Restricted Stock or Stock Units issued under the Stock Issuance Program, namely:

(i)                                     the Service period to be completed by the Participant or the performance objectives to be attained,

(ii)                                  the number of installments in which the shares are to vest,

(iii)                               the interval or intervals (if any) which are to lapse between installments,

(iv)                              the time at which vested shares shall be delivered to the Participant in the case of Stock Units; and

(v)                                 the effect which death, Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Award Agreement.

In the case of an Award, other than an Option or SAR, intended to quafity as “performance-based compensation” under Section 162(m) of the Code, vesting of such Award shall be contingent on the satisfaction of one or more of the stockholder-approved business criteria listed in the Material Terms for Payment of Executive Incentive Compensation approved by the Board on February 12, 2005 (as may be amended from time to time by the Board, subject to stockholder approval as necessary).  The Primary Committee shall establish the applicable performance goals in writing and an objective method for determining the Award earned by a Participant if the goals are attained, while the outcome is substantially uncertain and not later than the 90th day of the performance period (but in no event after 25% of the period of service with respect to which the performance goals relate has elapsed), and shall determine and certify in writing, for each Participant, the extent to which the performance goals have been met prior to payment or vesting of the Award.

C.                                     Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

D.                                    The Participant shall have full stockholder rights with respect to any Restricted Stock issued to the Participant under the Stock Issuance Program. Accordingly, the Participant

shall have the right to vote such Restricted Stock and to receive any cash dividends paid on such Restricted Stock.

E.                                      The Participant shall not have any stockholder rights with regard to the grant of Stock Units, including the right to vote and to receive any cash dividends, until the shares underlying such Stock Units are delivered to the Participant. However, the Plan Administrator may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all shares of Common Stock subject to an Award of Stock Units if such shares of Common Stock had been outstanding. Without limitation, the Plan Administrator may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

F.                                      Should the Participant cease to remain in Service while holding one or more shares of Restricted Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalents (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares. The Award Agreement evidencing a grant of Stock Units shall set forth the effect of a termination of Service on an outstanding grant of Stock Units.

G.                                     The Plan Administrator shall have full power and authority, exercisable upon a Participant’s termination of Service, to waive the surrender and cancellation of any or all Restricted Stock or Stock Units (or other assets attributable thereto) at the time held by that Participant, if the Plan Administrator determines such waiver to be an appropriate severance benefit for the Participant.

II.            CORPORATE TRANSACTION/CHANGE IN CONTROL

A.                                   All Restricted Stock and Stock Units shall immediately vest in full and all shares underlying Stock Units shall be delivered to the Participant, in the event of any Corporate Transaction, except to the extent (i) the Restricted Stock and Stock Units are assumed or replaced with comparable awards or deferred cash incentives by the successor corporation (or parent thereof) in connection with such Corporate Transaction, (ii) the acceleration of delivery of the Shares underlying the Stock Units would not be permitted under Section 409A of the Code, or (ii) such accelerated vesting is precluded by other limitations imposed in the Award Agreement.

B.                                     The Plan Administrator shall have the discretionary authority to structure Restricted Stock and Stock Units such that the Awards vest in full (and the shares underlying the Stock Units are delivered) in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of (i) any Change in Control or (ii) any Corporate

Transaction in which the Awards are assumed by a successor corporation (or parent thereof). Notwithstanding the foregoing, the Plan Administrator may provide in the Award Agreements for different provisions to apply to an Award in place of those described in this Section II of Article Three.

III.           SHARE ESCROW/LEGENDS

Restricted Stock may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares. The book entry method of share recordation may also be used in lieu of issuing share certificates in the discretion of the Plan Administrator.

ARTICLE FOUR
AUTOMATIC OPTION GRANT PROGRAM

The Automatic Option Grant Program shall terminate immediately prior to the 2005 Annual Meeting of the Corporation’s stockholders. Options previously granted under the Automatic Option Grant Program will continue to be governed by the terms and conditions of Article Four of the Plan in effect immediately prior to the time the Board approved the March 2005 amendment and restatement, and the general provisions of Article One and Article Five.

ARTICLE FIVE
MISCELLANEOUS

I.              RESERVED.

II.            AMENDMENT OF THE PLAN AND AWARDS

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or other Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. In addition, no amendment or modification may be made to an outstanding option or SAR which reduces the option exercise price or SAR exercise price, either by lowering the option exercise price or SAR exercise price or by canceling the outstanding option or SAR and granting a replacement option or SAR with a lower exercise price without the approval of the stockholders of the Corporation, provided, that, this shall not preclude the Plan Administrator from making appropriate adjustments to outstanding options and SARs in connection with a corporate transaction such as a stock split.

III.           TAX WITHHOLDING

A.                                   The Corporation’s obligation to deliver shares of Common Stock upon the exercise of stock options or other Awards for such shares or the grant, vesting or settlement of

Awards under the Plan shall be subject to the satisfaction by the Participant of all applicable Federal, state and local income tax and employment tax withholding requirements.

B.                                     The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Rule 16b-3 of the Securities and Exchange Commission), provide any or all holders of Awards under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, state and local income and employment withholding tax liabilities incurred by such holders in connection with the exercise of their options or SARs or the grant, vesting or settlement of their Awards (the “Taxes”). Such right may be provided to any such holder in either or both of the following formats:

• The holder of the Awards may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise or the grant, vesting or settlement of an Award, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

• The Plan Administrator may, in its discretion, provide the holder of the Option or other Award with the election to deliver to the Corporation, at the time the Award is exercised or the Award is granted, vests or is settled, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or other event triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the withholding Taxes incurred in connection with such option exercise or other event (not to exceed one hundred percent (100%)) designated by the holder.

IV.           EFFECTIVE DATE AND TERM OF PLAN

A.                                   The Plan was amended and restated by the Board on March 25, 2011 to increase the shares authorized for issuance under the Plan, and amend certain other provisions of the Plan. If the Corporation’s stockholders do not approve the March 25, 2011 amendment and restatement, then the provisions of the Plan as in effect immediately prior to the time the Board approved the March 25, 2011 amendment and restatement shall remain in effect, and Awards may continue to be made pursuant to those provisions of the Plan.

B.                                     Unless earlier terminated by the Board, the Plan shall terminate on March 24, 2021. All Awards outstanding on the date the Plan terminates shall thereafter continue to have force and effect in accordance with the provisions of Plan and the instruments evidencing such grants.

V.            REGULATORY APPROVALS

The implementation of the Plan and the granting of any option or other Award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options or other Awards granted under it, and the Common Stock issued pursuant to it.

VI.           USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or other Awards under the Plan shall be used for general corporate purposes.

VII.         NO EMPLOYMENT/SERVICE RIGHTS

Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

VIII.        MISCELLANEOUS PROVISIONS

A.                                   Except as otherwise expressly provided under the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

B.                                     The Plan shall be governed by the laws of the State of Idaho without regard to that State’s conflict-of-laws rules.

C.                                     The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

D.                                    To the extent that the Plan Administrator determines that a Participant would be subject to additional tax imposed on certain deferred compensation arrangements pursuant to Section 409A of Code as a result of any provision of any Award, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Plan Administrator shall determine the nature and scope of such amendment.

E.                                      Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by an Optionee or Participant with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Optionee or Participant (including groups or classes of Optionees or Participants or beneficiaries of which the Optionee or Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee or Participant (a “Benefit Arrangement”), if the Optionee or Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any option, SAR, Restricted Stock or Stock Unit held by that Optionee or Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested:

(i)                                     to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee or Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee or Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and

(ii)                                  if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee or Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Optionee or Participant without causing any such payment or benefit to be considered a Parachute Payment.

In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee or Participant under any Other Agreement or any Benefit Arrangement would cause the Optionee or Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee or Participant as described in clause (ii) of the preceding sentence, then the Optionee or Participant shall have the right, in the Optionee’s or Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee or Participant under this Plan be deemed to be a Parachute Payment, provided such election is provided in a manner that does not result in the imposition of additional tax under Section 409A of the Code.

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